UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2006

PLIANT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-40067	43-2107725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1475 Woodfield Road, Suite 700
Schaumburg, IL 60173
(Address of Principal Executive Offices) (Zip Code)

(847) 969-3300
Registrant’s telephone number, including area code)

N.A.
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01. REGULATION FD DISCLOSURE.

As previously announced, we will hold a conference call to discuss our operating results for the three months ended September 30, 2006 and to answer questions about the business. The call will take place at 2:00 p.m. Eastern Standard Time on November 14, 2006. Our press release containing information on how to access the conference call is set forth as Exhibit 99.1 to this Report.

As part of the conference call, Harold Bevis, President and Chief Executive Officer of Pliant Corporation, will read from a press release to Pliant Corporation’s customers, investors and employees regarding the company’s business and third quarter operating results (earnings). This press release is set forth as Exhibit 99.2 to this Report.

In addition to the financial results reported in our Form 10-Q, the press release includes, and our management will discuss, certain non-GAAP financial information related to the three and nine months ended September 30, 2006, including quarterly and year to date segment profit amounts. Exhibit 99.3 to this Report contains a reconciliation of the most comparable GAAP financial measures to such non-GAAP financial information.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.2) is “furnished” and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 27, 2006.

99.2	Press Release dated November 14, 2006.

99.3	Pliant Corporation Loss from Continuing Operations Before Income Taxes and EBITDA(R)/Segment Profit Reconciliation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: November 14, 2006	By:	/s/ Joseph Kwederis
Joseph Kwederis
Senior Vice President and Chief Financial Officer